Exhibit 5.2

Unit 2901, 29F, Tower C Beijing Yintai Centre No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Phone: 86-10-6529-8300 Fax: 86-10-6529-8399 Website: www.wsgr.com	中国北京市朝阳区建国门外大街2号 银泰中心写字楼C座29层2901室 邮政编码: 100022 电话: 86-10-6529-8300 传真: 86-10-6529-8399 网站: www.wsgr.com

October 17, 2024

2F, Building 6, No. 6 Fengxin Road

Yuhuatai District, Nanjing City

Jiangsu Province, 210012

People’s Republic of China

Ladies and Gentlemen,

Scage Future, a Cayman Islands exempted company (the “Company”), is filing with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4 for, among other things, the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), warrants to be assumed by the Company (the “Warrants”) originally issued by Finnovate Acquisition Corp., a Cayman Islands exempted company (“Finnovate”), issued pursuant to a warrant agreement dated as of November 8, 2021 between Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), and Finnovate (the “Warrant Agreement”), pursuant to the Business Combination Agreement dated as of August 21, 2023, as amended on June 18, 2024, among the Company, Finnovate, Scage International Limited, a Cayman Islands exempted company (“Scage International”), Hero 1, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company, and Hero 2, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, the business combination will be effected in two steps: (1) Hero 1 will merge with and into Scage International (the “First Merger”), with Scage International surviving the First Merger as a wholly-owned subsidiary of PubCo (the time at which the First Merger becomes effective is sometimes referred to herein as the “First Merger Effective Time”) (Scage International, in its capacity as the surviving corporation of the First Merger, is sometimes referred to herein as the “Surviving Company”); and (2) immediately following the First Merger, Hero 2 will merge with and into Finnovate (the “Second Merger” and, together with the First Merger, the “Mergers,” and together with all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Finnovate surviving the Second Merger as a wholly owned subsidiary of PubCo (Finnovate, in its capacity as the surviving corporation of the Second Merger, is sometimes referred to herein as the “Surviving Entity”) (the time at which the Second Merger becomes effective is referred to herein as the “Effective Time”).

At the Effective Time, pursuant to the Second Merger: (1) each issued and outstanding Finnovate Public Unit shall be automatically detached and the holder thereof shall be deemed to hold one Finnovate Class A Ordinary Share and three-quarters of one public warrant of Finnovate, each entitling its holder to purchase one Finnovate Class A Ordinary Share at an exercise price of US$11.50 per share (“Finnovate Public Warrant”); and (2)  pursuant to certain Assignment, Assumption and Amendment to Warrant Agreement, at the Effective Time, each Finnovate Public Warrant shall be converted into one public warrant of PubCo, each entitling its holder to purchase one PubCo Ordinary Share, represented by PubCo ADS, at an exercise price of US$11.50 per share (“PubCo Public Warrant”), and each outstanding private warrant of Finnovate, each entitling its holder to purchase one Finnovate Class A Ordinary Share at an exercise price of US$11.50 per share (“Finnovate Private Warrant”), shall be converted into one private warrant of PubCo, each entitling its holder to purchase one PubCo Ordinary Share at an exercise price of US$11.50 per share (“PubCo Private Warrant”), and each of the PubCo Public Warrants and PubCo Private Warrants shall have and be subject to substantially the same terms and conditions set forth in the respective Finnovate Public Warrants and Finnovate Private Warrants, except that they shall represent the right to acquire PubCo ADS or PubCo Ordinary Shares in lieu of Finnovate Ordinary Shares.

We have acted as special United States counsel for the Company in connection with the Mergers. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	The Registration Statement on Form F-4 of the Company relating to the Business Combination Agreement initially filed with the Commission on August 7, 2024 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)	the Business Combination Agreement;

(c)	the Warrant Agreement;

Wilson Sonsini Goodrich & Rosati, Professional Corporation

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(d)	the Assignment, Assumption and Amendment to Warrant Agreement; and

(e)	a specimen warrant certificate of the Company (the “Warrant Certificate”) in the form of Exhibit 4.7 to the Registration Statement.

The Business Combination Agreement, Warrant Agreement, the Assignment, Assumption and Amendment to Warrant Agreement and the Warrant Certificate are referred to herein collectively as the “Transaction Agreements.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have not independently established the facts stated therein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Transaction Agreements have been and will be duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) the Securities have been or will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (viii) the Transaction Agreements and any other documents with respect to any Securities offered have been or will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered have been or will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

In rendering the opinions set forth below, we have relied on the opinion of Ogier, Cayman Islands counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, that (i) the Company has been dully incorporated, and is validly existing and in good standing under the laws of Cayman Islands, (ii) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Assignment, Assumption and Amendment to Warrant Agreement, and (iii) all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the assumption of the Warrants and the execution of the Assignment, Assumption and Amendment to Warrant Agreement.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we advise you that, upon assumption of the Warrants pursuant to the Business Combination Agreement by the parties thereto, in our opinion the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation